Exhibit 1.1

Articles of Association

of

Ascendis Pharma A/S

(Registration no 29918791)

Name, Registered Office and Objects of the Company:

Article 1

The company’s name is Ascendis Pharma A/S.

Article 2

[Deleted by resolution of the shareholders on 23 April 2015]

Article 3

The object of the company is to develop ideas and preparations for the combating of disease medically, to manufacture and sell such preparations or ideas, to own shares of companies with the same objects and to perform activities in natural connection with these objects.

Company Capital and Shares

Article 4

The share capital of the company is DKK 53,829,379 divided into shares of DKK 1 each. The share capital is fully paid up.

Article 4a

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 31 December 2019 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and key employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 5,000,000 without pre-emptive rights for the Company’s shareholders. Warrants cannot be issued to the extent that outstanding and non-exercised warrants issued pursuant to this authorisation from 23 January 2015 are equal to 20% or more of the company’s registered share capital. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 31 December 2019, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 5,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 5,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

This authorisation to issue warrants shall be considered as fully exhausted with the consequence that the Board of Directors cannot issue any new warrants per section 4a with effect from 29 May 2018. For clarity, any warrants issued per this section 4a shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4b

The board of directors has on the dates stated in Appendix 3 resolved, in accordance with the latest and the previous authorizations in article 4a to issue warrants, to issue 6,049,808 warrants; in accordance with the authorization in article 4g to issue warrants, to issue 3,010,975 warrants; and, in accordance with the authorization in article 4h to issue warrants, to issue 1,381,591 warrants, so that a total of 10,442,374 warrants are issued of which 4,306,572 have been exercised, annulled or have lapsed as described in Appendix 3 as of 11 May 2021. The terms and conditions of the issued warrants are adopted as Appendix 1 and 2 to the articles of association and shall form an integral part hereof. (Numbers shown adjusted following bonus share issuance of 13 January 2015).

Article 4c

On 26 November 2014, the general meeting resolved to issue 141,626 (adjusted following bonus share issuance of 13 January 2015: 566,504) warrants, of which 514,181 warrants have been exercised, have been annulled or have lapsed, resulting in a total of 52.323 outstanding warrants as described in Appendix 3 as of 16 November 2020. The general meeting resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 141,626 (adjusted following bonus share issuance of 13 January 2015: DKK 566,504).

The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to USD 32.45 converted into DKK by using the official exchange rate as per the date of the general meeting, and 1 warrant therefore confers the right to subscribe nominal DKK 1 share against cash contribution of DKK 193.5188 (adjusted following bonus share issuance of 13 January 2015: DKK 48.3797) (calculated on the basis of the DKK/USD exchange rate in effect on 26 November 2014 being 1 USD = DKK 5.9636).

The warrants vest with 1/48 per month from 26 November 2014.

Article 4d

§ 4 d (1) The board of directors is until 28 May 2024 authorized at one or more times to increase the company’s share capital with up to nominal DKK 9,000,000 with pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorisation shall be carried out by the board of directors by way of cash contributions. The board of directors is authorised to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

§ 4 d (2) The board of directors is until 28 May 2024 authorized at one or more times to increase the company’s share capital by up to nominal DKK 9,000,000 without pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization can be carried out by the board of directors by way of contributions in kind, conversion of debt and/or cash contributions and must be carried out at market price. The board of directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares representing such shares.

On 7 July 2020 the board of directors resolved to exercise the authorization under article 4 d (2) hereof to increase the share capital with nominal DKK 4,225,352 by issuing 4,225,352 shares of nominal DKK 1 each, and on 9 July 2020 the board of directors resolved to exercise the authorization under article 4 d (2) hereof to increase the share capital with nominal DKK 633,802 by issuing 633,802 shares of nominal DKK 1 each.

The authorization pursuant to this § 4 d (2) has been reduced accordingly to DKK 4,140,846.

§ 4 d (3) For shares issued pursuant to article 4 d (1) or 4 d (2) the following shall apply: The new shares shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital.

Article 4e

During the period ending 28 May 2024, the company may at one or more times by resolution of the board of directors obtain loans against issuance of convertible bonds which gives the right to subscribe for shares in the company. The company’s existing shareholders shall not have pre-emption rights and the convertible bonds shall be offered at a subscription price and a conversion price that correspond in aggregate to at least the market price of the shares at the time of the decision of the board of directors. The loans shall be paid in cash. The terms and conditions for the convertible bonds shall be determined by the board of directors.

As a consequence of the conversion of the convertible bonds, the board of directors is authorized during the period until 28 May 2024 to increase the share capital by a nominal value of up to DKK 9,000,000 at one or more times by resolution of the board of directors by conversion of the convertible bonds and on such other terms as the board of directors may determine. The company’s existing shareholders shall not have pre-emption rights to subscribe for shares issued by conversion of the convertible bonds. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on convertible bonds shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital

Article 4f

The board of directors is until 23 May 2021 authorized at one or more times to increase the company’s share capital in favor of its employees and the employees of its subsidiaries with up to nominal DKK 500,000 without pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorisation shall be carried out by the board of directors by way of cash contributions but may be carried out at a discount price. The board of directors is authorised to make the required amendments to the articles of association if the authorisation to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares. For shares issued the following shall apply: The new shares shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital

Article 4g

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 28 May 2023 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 4,000,000 without pre-emptive rights for the Company’s shareholders. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 28 May 2023, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 4,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 4,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

On 12 June 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 14,125 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 71.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 July 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 18,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 69.79 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 August 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 70,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 68.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1

On 11 September 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 123,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 63.77 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1

On 9 October 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 85,750 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 65.28 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1

On 13 November 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 76,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 61.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 December 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 1,074,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 62.17 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 January 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 40,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 70.94 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 February 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 14,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 70.20 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 April 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 118,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 119.13 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 May 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 37,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 120.28 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 June 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 17,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 118.80 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 July 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 44,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 114.13 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 August 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 50,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 114.96 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 September 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 45,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 105.31 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 October 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 45,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 92.54 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 November 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 31,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 111.24 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 December 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 858,600 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 108.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 January 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 116,300 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 138.82 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 February 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 15,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 142,76 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 March 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 58,900 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 127.61 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1

On 12 May 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 58,300 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 137.78 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

This authorisation to issue warrants shall be considered as fully exhausted with the consequence that the Board of Directors cannot issue any new warrants per section 4g with effect from 29 May 2020. For clarity, any warrants issued per this section 4g shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4h

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 28 May 2025 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 2,000,000 without pre-emptive rights for the Company’s shareholders. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 28 May 2025, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 2,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 2,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

On 9 June 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 155,100 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 141.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 July 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 20,700 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 137.84 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 August 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 30,900 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 140.49 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 September 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 30,600 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 143.13 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 October 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 15,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 160.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 November 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 90,700 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 161.58 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 December 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 29,100 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 174.89 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 December 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 865,331 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 176.28 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 January 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 31,910 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 173.21 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 February 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 29,700 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 154.08 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 March 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 18,450 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 145.07 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 April 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 22,480 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 124.81 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 May 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 41,620 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued war-rants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 133.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

Article 5

The company’s shares shall be issued in the name of the holder and shall be registered in the name of the holder in the company’s register of shareholders. No share certificates are issued.

The company’s register of owners shall be kept and maintained by Computershare A/S (Company registration CVR no. 27088899).

The company’s shares are non-negotiable instruments.

No shareholder shall be obligated to have his shares redeemed in whole or in part by the company or others.

Article 6

The company’s shareholders are entitled to vote their shares differently. Any shareholder shall be entitled to attend in person or be represented by proxy, and both the shareholder and the proxy holder may meet with an advisor. A shareholder may vote by proxy.

The shares can be cancelled out of court in conformity with the legislation applying to non-negotiable securities, in force at any time.

General Meetings

Article 7

General meetings of the company shall be held in Copenhagen municipality or in the Greater Copenhagen area. The language of the company group is English and general meetings are conducted in English.

General meetings shall be convened with a notice of a minimum 2 weeks and a maximum of 4 weeks by publication in the Danish Business Authority’s computerised information system and on the company’s website. A convening notice shall, furthermore, be forwarded in writing to all shareholders recorded in the register of owners who have requested such notification. The convening notice shall contain the agenda for the general meeting. If the agenda contains proposals, the adoption of which require a qualified majority, the convening notice shall contain a specification of such proposals and their material contents.

The annual general meeting shall be held within 5 months after the expiry of the accounting year.

Proposals from shareholders shall in order to be considered at the annual general meeting be filed in writing with the board of directors at the latest 6 weeks before the annual general meeting. If a motion is filed later than 6 weeks before the general meeting the board of directors decides whether the motion was filed in such timely fashion that the motion can be included on the agenda.

Extraordinary general meetings shall be held according to resolutions by the general meeting or the board of directors or upon written request to the board of directors from one of the elected auditors and if a request is presented by shareholders representing in aggregate at least 1/20 of the share capital. A request from shareholders representing at least 1/20 of the share capital shall specify the proposal to be considered by the general meeting. The general meeting shall in this case be convened within 2 weeks from the date the proposal has been presented to the board of directors.

The agenda and the complete proposals, and in for annual general meetings also the annual report, shall be made available for review by the company’s shareholders at the latest two weeks prior to the general meeting.

Article 8

The agenda of the ordinary general meeting shall include:

1.	The board of directors’ report on the company’s activities during the past year

2.	Presentation of annual report with auditor’s report for adoption

3.	Resolution on application of profits or covering of losses as per the adopted annual report

4.	Election of board members

5.	Election of auditor

6.	Any motions from the board of directors or shareholders

7.	Miscellaneous

Article 9

At general meetings, each share of DKK 1 shall carry one vote.

The matters discussed at general meetings shall be adopted by a simple majority of votes unless the law or the company’s articles otherwise provide.

In case of equality of votes the motion shall be deemed annulled.

A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder owns on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder owns are calculated on the registration date on the basis of the registration of ownership in the Register of Owners as well as notifications concerning ownership which the company has received with a view to update the ownership in the Register of Owners.

In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from the Company no later than 3 days in advance of the General Meeting.

Board of Directors:

Article 10

The company shall be governed by the board of directors, consisting of no less than 3 and no more than 10 board members, elected by the shareholders in general meeting. The board of directors is elected for two years at a time.

The board of directors shall with respect to the duration of the term which they severally hold office be classified into two classes as nearly equal in number as possible. Such classes shall originally consist of one class of directors (“Class I”) who shall be elected at the annual general meeting held in 2015 for a term expiring at the annual general meeting to be held 2017; and a second class of directors (“Class II”) who shall be elected at the annual general meeting held in 2015 for a term expiring at the annual general meeting to be held in 2016. The shareholders shall increase or decrease the number of directors, in order to ensure that the two classes shall be as nearly equal in number as possible; provided, however, that no decrease shall have the effect of shortening the term of any other director. At each annual general meeting beginning in 2016, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting held in the second year following the year of their election.

Any board member shall retire from the board at the ordinary general meeting following immediately after his attaining the age of 75.

The board of directors shall elect their chairman from their own number.

The board of directors shall adopt its own Rules of Procedure and ensure that the company conducts its activities in conformity with the articles of association and the legislation in force at any time.

The chairman shall convene board meetings whenever he finds it necessary, or when any board member or member of management so requests.

Management:

Article 11

The board of directors shall employ a management consisting of 1-5 members to attend to the day-to-day management of the company, and the board shall determine the terms and conditions of the employment. The management shall perform their duties in accordance with the guidelines and directions issued by the board of directors.

Binding Powers:

Article 12

The company shall be bound by the chairman of the board of directors and one member of management jointly or by 3 (three) members of the board of directors.

The board of directors may issue individual or joint powers of procuration.

Audit:

Article 13

One state-authorised public accountant, elected by the general meeting for one year at a time, shall audit the company’s annual reports.

Accounting Year/Annual Report:

Article 14

The company’s accounting year shall be the calendar year.

The company’s annual report shall present a true and fair view of the company’s assets and liabilities, its financial position and results.

The company’s annual report and interim reports shall be presented in English language.

ELECTRONIC COMMUNICATION:

Article 15

The company may make use of electronic document exchange and electronic mail (electronic communication) in its communications with shareholders cf. section 92 of the Danish Companies Act. The company may at any time elect to communicate by ordinary mail but is not obligated to do so.

All announcements and documents that pursuant to the company’s articles of association, the Danish Companies Act as well as stock exchange legislation and regulations must be exchanged between the company and the shareholders, including, by example, notices to convene annual or extraordinary general meetings along with agendas and full wordings of proposed resolutions, proxies, interim reports, annual reports, stock exchange announcements, financial calendar and prospectuses, as well as general information from the company to the shareholders may be sent as an attached file by e-mail or by including in an e-mail exact information as to where the document may be downloaded (a link).

The company shall request its name-registered shareholders to forward an electronic address which may be used for electronic notices. It is the responsibility of the individual shareholder to ensure that the company is informed of the correct address.

Information about system requirements and about the procedure for electronic communications can be found on the company’s website www.ascendispharma.com.

---oo0oo---

Most recently updated as per 11 May 2021

Appendix 1 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to options, also referred to as warrants which are granted to employees, consultants and board members according to the authorisation:

1.	General

1.1

Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants and board members of Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Owners”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3 and 4 terms for vesting and exercise of warrants are described as being dependent upon employment or service with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Owner is employed or provides services to.

1.2

A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, determined by the Board of Directors at the time of issue shall correspond to the closing price of Ascendis Pharma’s American Depositary Shares (hereafter “ADS”) as quoted on NASDAQ on the day of issuance by the Board of Directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the exercise price determined by the Board of Directors at the date of issuance. So long as Ascendis Pharma’s ADSs are quoted on NASDAQ, the Ordinary Shares received upon subscription through exercise of warrants may generally be deposited with the custodian of the depositary for the Company’s ADSs in exchange for ADSs representing the Ordinary Shares deposited, subject to certain conditions and limitations.

1.3

Warrants will be offered to employees, consultants and board members of Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management and the Remuneration Committee of Ascendis Pharma. The number of warrants offered to each Owner shall be based on an individual evaluation of the Owner’s duties.

Warrants are not granted due to work already performed by the Owners, but are granted in order to motivate the Owners, as described below, during the years following the date of issue of warrants. Thus, the warrants are issued and granted in order to increase and motivate the Owners’ focus on a positive development of the market price of the ordinary shares of Ascendis Pharma and to motivate the Owners to work for a future value increase in Ascendis Pharma and its subsidiaries.

2.	Grant of warrants

2.1	Owners who wish to receive the offered warrants shall sign a warrant certificate with this Appendix 1 attached.

2.2	Warrants are issued and granted to the Owner free of charge.

3.	Vesting

3.1

In relation to employees and consultants, the Owner earns the right to keep and exercise the warrants (i.e., such warrants shall vest) with respect to 1/48th of the ordinary shares covered by the warrants on each monthly anniversary of the date of grant of the warrants covered by this Appendix 1, subject to clause 3.3 below. In relation to board members, the Owner earns the right to keep and exercise the warrants with respect to 1/48th of the ordinary shares covered by the warrants on each monthly anniversary of the date of the initial grant after joining the Board of Directors and with respect to 1/24th of the ordinary shares covered by the warrants on each monthly anniversary of the date of grant for any subsequent grant of warrants.

3.2	If the stipulated fraction vesting on a given vesting date does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.3	Warrants shall only vest to the extent the Owner is employed by Ascendis Pharma, cf. however clause 3.4 to 3.9 below.

3.4	In the event that the Owner terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Owner has given Ascendis Pharma good reason[1] to do so (provided that, in the case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship), then the vesting of the Owner’s warrants shall cease from the time the employment is terminated, meaning from the first day when the Owner is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Owner has actually ceased to perform his/her duties at an earlier date. In addition hereto the Owner’s eligibility, if any, to receive warrants granted after termination of the employment shall cease.

3.5

In the event that the Owner terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Owner has not given Ascendis Pharma good reason to do so (provided that, in the case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship), then warrants shall continue to vest as if the Owner was still employed by Ascendis Pharma.

3.6	Should the Owner materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Owner is dismissed due to the material breach.

3.7	In relation to board members, the vesting shall cease on the termination date of the board membership regardless of the reason therefor, unless otherwise determined by the Board of Directors.

3.8	In relation to consultants, the vesting shall cease on the termination date of the consultancy relationship.

3.9

If the Owner takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	Exercise

4.1

Warrants may be exercised during in four exercise periods each year. Each exercise period begins 2 full trading days after the publication of the public release of earnings data of a fiscal quarter of Ascendis Pharma and runs until the end of the second to last trading day in which quarter the relevant earnings release is published.

4.2

The Owner’s exercise of warrants is in principle conditional upon the Owner’s status as an employee, consultant or board member of Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment/consultancy relationship or board membership the following shall apply:

a.

In the event that Ascendis Pharma terminates the employment/consultancy relationship or board membership and the Owner has given Ascendis Pharma good reason to do so, the Owner is only entitled to exercise the warrants vested at the time of termination (however, in case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship).

Exercise shall take place during the first coming exercise period after termination of the employment/consultancy relationship or board membership, however the Owner shall always have a minimum of 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Owner shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Owner according to this clause shall become null and void without further notice or compensation or payment of any kind.

b.

In the event that the Owner terminates the employment/consultancy relationship or the board membership, or in the event that Ascendis Pharma terminates the employment/consultancy relationship or board membership and the Owner has not given Ascendis Pharma good reason to do so, the Owner is entitled to exercise the warrants as if the employment/consultancy relationship or board membership continued unchanged. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1. This provision shall apply if the employment relationship is terminated due to retirement.

c.

If the employment/consultancy relationship or board membership is terminated due to the death of the Owner, the estate of the Owner is entitled to exercise the issued warrants whether or not they have been vested at the time of the death as if the employment/consultancy relationship or board membership continued unchanged, on the condition that exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1.

5.	Adjustment of warrants

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2

Adjustments upon such a change in Ascendis Pharma’s capital structure shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3

Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to board members, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Owners’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

a =	A
(A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

a

where:

A = the nominal share capital before issue of bonus shares, and

B = the total nominal value of bonus shares.

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a =	(A x K) + (B x T)
(A+B) x K

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal share capital before the change in capital

B = nominal change in the share capital

K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = subscription price/reduction price in relation to the change in the share capital

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a =	A
B

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal value of each share after the change, and

B = nominal value of each share before the change

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

E2 = E1 -	U – Umax
A

where:

E2 =	the adjusted exercise price
E1 =	the original exercise price
U =	dividends paid out
Umax =	10 per cent of the equity capital, and
A =	total number of shares in Ascendis Pharma

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Owner may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Owner may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•

New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Owners shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•

The Owner may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Owner shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding clause 5.9 - 5.11:

In case of one of the transactions mentioned above, Ascendis Pharma shall inform the Owner hereof by written notice. Upon receipt of the written notice, the Owner shall have 2 weeks – in cases where the Owner may extraordinarily exercise warrants, see clause 5.9 - 5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Owner has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Owner’s rights in connection with decisions made by any competent company body, see clause 5.9 - 5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	Transfer, pledge and enforcement

6.1

Issued warrants shall not be subject to charging orders, transfers of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Owner’s warrants may, however, be transferred to the Owner’s spouse/cohabitant and/or issue in the event of the Owner’s death.

7.	Subscription for new shares by exercise of warrants

7.1	The Warrants will lapse automatically, without prior notice and without compensation of any kind on the tenth (10th) anniversary of the date of grant.

7.2

Subscription for new shares by exercise of issued warrants must be made through submission by the Owner no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution concurrent with the delivery of the exercise notice and by the last day of the relevant exercise period.

7.3

If the limitation period set forth in clause 7.2 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 CET of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Owner shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.	The rights of new ordinary shares

8.1

New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the Owner and shall be registered in the name of the Owner in Ascendis Pharma’s register of owners;

•

That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

8.2

Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to be DKK 50,000.

9.	Other provisions

9.1

The value attached to the subscription right shall not be included in the Owner’s salary, and any agreement made between the Owner and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Owner’s warrants.

9.2

If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Owner on the basis of the value of warrants, the exercise price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Owner in the form of holiday allowance or the like.

9.3	The fact that Ascendis Pharma offers warrants to Owners shall not in any way obligate Ascendis Pharma to maintain the employment or other service relationship of the Owner.

10.	Tax implications

10.1	The tax implications connected to the Owner’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

11.	Governing Law and Venue

11.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

11.2	Any disagreement between the Owner and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

11.3

If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

11.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

---oo0oo---

Appendix 2 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to warrants which are granted to employees, consultants, advisors and board members according to the authorisation:

1.	General

1.1	Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants, advisors and board members in Ascendis

Pharma and its subsidiaries (hereinafter collectively referred to as “Warrantholders”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3.4 – 3.7 and clause 4.5—4.6 terms for vesting etc. are described as being dependant upon employment/affiliation with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Warrantholders is employed/affiliated.

1.2

A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, which shall correspond to the market price at the date of issuance, shall be determined by the board of directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the subscription price determined by the board of directors at the date of issuance.

1.3

Warrants will be offered to employees, consultants, advisors and board members in Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management of Ascendis Pharma A/S. The number of warrants offered to each individual shall be based on an individual evaluation of the Warrantholder’s duties. It shall appear from the individual Warrantholder’s warrant certificate how many warrants have been granted to the Warrantholder and what the exercise price for the warrant is.

2.	Granting/subscription of warrants

2.1

Warrantholders who wish to subscribe the offered warrants shall sign a Warrant Certificate with this Appendix 2 attached and, to the extent required by the Board of Directors, a Shareholders Agreement regulating the relationship between the Warrantholders and Ascendis Pharma’s other shareholders.

2.2	The granting of warrants shall not be subject to payment from the Warrantholders.

2.3	Ascendis Pharma shall keep records of granted warrants and update the records at suitable intervals.

3.	Vesting

3.1

The warrants shall be vested with 1/48 per month from the date of grant of the warrants covered by this Appendix 2. The board may have determined a different vesting period in its decision to issue warrants.

3.2

If Ascendis Pharma before 1/1 2014 merges as the terminating company or is split, cf. clause 5.10 or if more than 50 per cent of the share capital in Ascendis Pharma no later than 1/1 2014 is sold or is part of a share swap, cf. clause 5.11 (defined as an “Exit-event”), then 50% of the warrants not already vested on the time of the Exit-event shall vest at the time of the Exit-event.

If the Exit-event occurs on or after 1/1 2014, then all warrants not vested at the time of the Exit-event shall be deemed 100% for vested at the time of the Exit-event.

3.3	If the stipulated fraction does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.4	Warrants shall only be vested to the extent the Warrantholder is employed by Ascendis Pharma, cf. however clause 3.5 to 3.7 below.

3.5

In the event that the Warrantholder terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, and in the event that Ascendis Pharma terminates the employment contract and the Warrantholder has given Ascendis Pharma good reason to do so, then the vesting of warrants shall cease from the time the employment is terminated, meaning from the first day when the Warrantholder is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Warrantholder has actually ceased to perform his/her duties at an earlier date. In addition hereto the Warrantholder’s right, if any, to receive warrants granted after termination of the employment shall cease.

3.6

In the event that the Warrantholder terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder having not given Ascendis Pharma good reason to due so, then warrants shall continue to vest as if the Warrantholder was still employed by Ascendis Pharma.

3.7	Should the Warrantholder materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Warrantholder is dismissed due to the material breach.

3.8

Warrants issued to consultants, advisors and board members only vest to the extent that the consultant, advisor or board member acts on behalf of Ascendis Pharma as a consultant, advisor or board member.

3.9

If the Warrantholder takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	Exercise

4.1

When a warrant has been vested, it may be exercised during the exercise periods. Vested warrants may be exercised in two annual exercise periods that run for 21 days from and including the day after the publication of (i) the annual report notification—or if such notification is not published—the annual report and (ii) our interim report (six-month report). The last exercise period is 21 days from and including the day after the publication of Ascendis Pharmas interim report for the first half of 2023.

Warrants granted on 26 November 2014 may be exercised in four annual exercise periods that run for 21 days from and including the day after publication of (i) the interim report (three-month report); (ii) the annual report notification—or if such notification is not published—the annual report; (iii) the interim report (six-month report); and (iv) our interim report (nine-month report). For these warrants the last exercise period is 21 days following the publication of our interim report (nine-month report) in 2023.

All warrants issued may, additionally, be exercised in an extraordinary exercise period which commences upon Ascendis Pharma’s announcement of its financial interim report for the first quarter of 2015 and which expires 21 days thereafter. In the event that Ascendis Pharma is not obligated to and does in fact not announce a financial interim report for the first quarter of 2015 the exercise period shall lapse.

4.2	If the last day of an exercise period is Saturday or Sunday, the exercise period shall also include the first weekday following the stipulated period.

4.3	When warrants have been vested, the Warrantholder shall be free to choose, which exercise period to apply for the vested warrants, cf. however, clause 4.5 below regarding material breach. It is, however, a condition for exercise that the Warrantholder in a given exercise period exercises warrants, which give a right to subscribe minimum nominal DKK 100 shares.

4.4	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice or compensation or payment of any kind to the Warrantholder.

4.5

The Warrantholder’s exercise of warrants is in principle conditional upon the Warrantholder being employed in Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment the following shall apply:

a.

In the event that Ascendis Pharma terminates the employment contract and the Warrantholder having given Ascendis Pharma good reason to do so, the Warrantholder is only entitled to exercise the warrants vested at the time of termination. Exercise shall take place during the first coming exercise period after termination of the employment, however the Warrantholder shall always have minimum 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Warrantholder shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Warrantholder according to this clause shall become null and void without further notice or compensation or payment of any kind.

b.

In the event that the Warrantholder terminate the employment, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder have not given Ascendis Pharma good reason to do so, the Warrantholder is entitled to exercise the warrants as if the Warrantholder were still employed with Ascendis Pharma. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1 – 4.5. This provision shall apply if the employment contract is terminated due to retirement.

c.

If the employment is terminated as a consequence of summary dismissal of the Warrantholder on grounds of material breach, all warrants not exercised at that time shall become null and void without notice or compensation If the material breach is committed prior to the dismissal the vesting and the right to exercise warrants shall be deemed to have ceased at the time of the material breach. The Warrantholder shall in this case, after demand from Ascendis Pharma, be obligated to sell to Ascendis Pharma shares which have been subscribed though exercise of warrants, after the date of the material breach. The shares shall be sold at a price corresponding to the subscription price paid by the Warrantholder.

d.

If the employment is terminated due to the death of the Warrantholder all warrants not exercised by the Warrantholder shall become null and void. However, the Ascendis Pharma Board of Directors may grant an exemption from this provision to enable the estate of the Warrantholder to exercise the issued warrants whether they have been vested at the time of the death or not on the condition that exercise be effected during the first exercise period commencing after the death.

4.6

If the Warrantholder is a consultant, advisor or board member the exercise of warrants is in principle conditional upon the Warrantholder being connected to Ascendis Pharma in this capacity at the time when warrants are exercised. In case that the consultant’s, advisor’s or board member’s relationship with Ascendis Pharma should cease without this being attributable to the Warrantholder’s actions or omissions the Warrantholder shall be entitled to exercise vested warrants in the exercise periods set forth in clause 4.1 above.

4.7

Ascendis Pharma’s board of directors is in the event of a listing of the company’s shares on a stock exchange entitled at its discretion to change the exercise periods in order to coordinate these with applicable rules for insider trading. Unless the Board of Directors resolves otherwise the exercise periods shall in the event of a listing be changed to two 21 day periods after respectively the annual report notification and the interim report (six months) and for warrants issued in November 2014 to up to four 21 day periods immediately following the annual report notification and the interim report (six months) and the quarterly reports.

5.	Adjustment of warrants

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2	Adjustments shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3

Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrantholders’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

a =	A
(A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

a

where:

A = the nominal share capital before issue of bonus shares, and

B = the total nominal value of bonus shares.

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	(A × K) + (B × T)
(A+B) × K

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal share capital before the change in capital

B = nominal change in the share capital

K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = subscription price/reduction price in relation to the change in the share capital

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	A
B

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal value of each share after the change, and

B = nominal value of each share before the change

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

E2 = E1 -	U – Umax
A

where:

E2 =	the adjusted exercise price
E1 =	the original exercise price
U =	dividends paid out
Umax =	10 per cent of the equity capital, and
A =	total number of shares in Ascendis Pharma

If the adjusted exercise price does not amount to a whole number, it shall be rounded down to the nearest whole number.

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

:

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•

New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Warrantholders shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•

The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding 5.9-5.11:

If one of the transactions mentioned above is made, Ascendis Pharma shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall have 2 weeks – in cases where the Warrantholder may extraordinarily exercise warrants, see 5.9-5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Warrantholder has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Warrantholder’s rights in connection with decisions made by any competent company body, see clause 5.9-5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	Stock Exchange listing

[intentionally left blank]

7.	Transfer, pledge and enforcement

7.1

Issued warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or issue in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the at any time applicable shareholders’ agreement.

8.	Subscription for new shares by exercise of warrants

8.1

Subscription for new shares by exercise of issued warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution, by the last day of the relevant exercise period.

8.2

If the limitation period set forth in clause 8.1 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.3	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without notice or compensation.

8.4	When the capital increase caused by exercise of warrants has been registered with the Danish Business Authority, the Warrantholder shall receive proof of his shareholding in Ascendis Pharma.

9.	The rights of new ordinary shares

9.1

New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the holder and shall be registered in the name of the holder in Ascendis Pharma’s register of owners;

•

That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

9.2

Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to DKK 50,000.

10.	Sale of shares

[Intentionally left blank]

11.	Other provisions

11.1

The value attached to the subscription right shall not be included in the Warrantholder’s salary, and any agreement made between the Warrantholder and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Warrantholder’s warrants.

11.2

If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Warrantholder on the basis of the value of warrants, the subscription price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Warrantholder in the form of holiday allowance or the like.

11.3	The fact that Ascendis Pharma offers warrants to Warrantholders shall not in any way obligate Ascendis Pharma to maintain the employment.

12.	Tax implications

12.1	The tax implications connected to the Warrantholder’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

13.	Governing Law and Venue

13.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

13.2	Any disagreement between the Warrantholder and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

13.3

If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

13.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

---oo0oo---

Appendix 3 to the Articles of Association of Ascendis Pharma A/S

The general meeting has, and the company’s board of directors has, in accordance with authorization granted by the company’s shareholders granted warrants as set forth below and has on the grant date also resolved the capital increase(s) of the company’s share capital related to the exercise of the warrants granted.

Each warrant confers the right to subscribe one share of DKK 1 nom. value in the company against cash payment of the exercise price per share of DKK 1 nom. value subscribed.

All numbers are shown (where relevant) adjusted following the bonus share issuance on 13 January 2015 in the ratio of 1:3.

WARRANTS SUBJECT TO ARTICLE 4C
DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
26. November 2014	566.504	USD 32,45	2	0	483.227	32.354

Total	566.504				483.227	32.354

Hereinafter, the authorization under article 4c is fully exhausted.

Hereinafter, there are in total 50,923 outstanding warrants under article 4c.

WARRANTS SUBJECT TO ARTICLES 4A, 4G AND 4H
DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
10. September 2008	623.880	€ 2,6483/DKK 19,7491	N/A	0	621.880	2.000
19. March 2009	331.020	€2,6483 /DKK 19,7332	N/A	0	331.020
9. December 2009	170.908	€ 2.6483 DKK 19,7072	N/A	332	170.576
13. December 2011	58.000	€ 7,9962/DKK 59,4644	N/A	1.832	56.000	168
8. October 2012	66.000	€ 7,9962/DKK 59,6267	N/A	0	66.000
3. December 2012	690.604	€ 7,9962/DKK 59,6531	2	0	353.021	8.996
19. March 2013	28.400	€ 7,9962/DKK 59,6507	2	0	26.500
27. June 2013	87.488	€ 7,9962/DKK 59,6459	2	0	87.088
24. September 2013	56.000	€ 7,9962/DKK 59,6283	2	17.416	34.459	2.875
5. December 2013	12.000	€ 7,9962/DKK 59,6483	2	0	6.000
16. January 2014	132.592	€ 7,9962/DKK 59,6675	2	0	56.413	76.179

WARRANTS SUBJECT TO ARTICLES 4A, 4G AND 4H
DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
6. March 2014	28.000	€ 7,9962/DKK 59,6731	2	0	5.600
19. June 2014	168.008	€ 7,9962/DKK 59,6227	2	0	162.008
18. December 2015	1.022.908	USD 16,99	1	0	616.286	55.243
15. March 2016	178.500	USD 18,14	1	0	173.000	2.448
10. May 2016	42.500	USD 15,68	1	0	29.333
9. June 2016	58.000	USD 13,59	1	0	27.200	907
12. July 2016	2.500	USD 12,97	1	0	2.500
9. August 2016	129.000	USD 14,50	1	0	123.600
8. November 2016	9.000	USD 19,34	1	0	6.399	105
14. December 2016	783.000	USD 20,67	1	0	258.631	52.225
10. January 2017	16.000	USD 20,72	1	0	6.345	1.063
14. February 2017	5.000	USD 26,01	1	0	148
14. March 2017	27.000	USD 28,54	1	0	8.729	834
11. April 2017	36.000	USD 27,48	1	0	13.133	4.948

WARRANTS SUBJECT TO ARTICLES 4A, 4G AND 4H
DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
9. May 2017	3.000	USD 27,65	1	0	2.150
13. June 2017	40.500	USD 22,76	1	0	30.957
11. July 2017	2.500	USD 27,99	1	0	0
8. August 2017	6.500	USD 27,81	1	0	2.089	0
12. September 2017	89.000	USD 29,45	1	0	42.229	0
10. October 2017	9.000	USD 36,14	1	0	2.500	0
14. November 2017	4.000	USD 35,50	1	0	500	0
12. December 2017	957.500	USD 37,18	1	0	130.931	55.351
9. January 2018	14.000	USD 46,00	1	0	1.666	0
13. February 2018	25.000	USD 51,37	1	0	2.127	2.804
13. March 2018	8.000	USD 66,96	1	0	1.677	0
10. April 2018	117.000	USD 62,15	1	0	59.333	43.179
8. May 2018	11.500	USD 62,80	1	0	2.400	0
12. June 2018	14.125	USD 71,00	1	0	3.043	0
10. July 2018	18.500	USD 69,79	1	0	687	3.584

WARRANTS SUBJECT TO ARTICLES 4A, 4G AND 4H
DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
14. August 2018	70.000	USD 68,00	1	0	30.063	10.418
11. September 2018	123.000	USD 63,77	1	0	33.123	0
9. October 2018	85.750	USD 65.28	1	0	22.915	8.751
13. November 2018	76.000	USD 61.00	1	0	13.235	13.011
11. December 2018	1.074.500	USD 62.17	1	0	65.964	50.276
8. January 2019	40.000	USD 70.94	1	0	4.515	2.981
12. February 2019	14.500	USD 70.20	1	0	4.302	0
9. April 2019	118.000	USD 119.13	1	0	13.740	3.689
14. May 2019	37.000	USD 120.28	1	0	945	5.938
11. June 2019	17.000	USD 118.80	1	0	0	3.219
9. July 2019	44.000	USD 114,13	1	0	2.393	5.325
13. August 2019	50.000	USD 114,96	1	0	10.703	2.740
10. September 2019	45.000	USD 105,31	1	0	6.750	5.937
8. October 2019	45.000	USD 92,54	1	0	5.000	1.407

WARRANTS SUBJECT TO ARTICLES 4A, 4G AND 4H
DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
12. November 2019	31.500	USD 111,24	1	0	3.300	2.500
10. December 2019	858.600	USD 108,00	1	0	26.605	61.749
14. January 2020	116.300	USD 138,82	1	0	4.600	0
11. February 2020	15.000	USD 142,76	1	0	100	0
10. March 2020	58.900	USD 127,61	1	0	0	0
12. May 2020	58.300	USD 137,78	1	0	0	4.921
9. June 2020	155.100	USD 141,64	1	0	0	1.344
14. July 2020	20.700	USD 137,84	1	0	0	0
11. August 2020	30.900	USD 140,49	1	0	0	844
8. September 2020	30.600	USD 143,13	1	0	0	807
13. October 2020	15.000	USD 160,00	1	0	0	844
10. November 2020	90.700	USD 161,58	1	0	0	0
8. December 2020	29.100	USD 174.89	1	0	0	0
10. December 2020	865.331	USD 176.28	1	0	0	14.971
12. January 2021	31.910	USD 173.21	1	0	0	0
9. February 2021	29.700	USD 154.08	1	0	0	0
9. March 2021	18.450	USD 145.07	1	0	0	0
13. April 2021	22.480	USD 124.81	1	0	0	0
11. May 2021	41.620	USD 133.64	1	0	0	0

TOTAL	10.442.374			19.580	3.772.411	514.581

Hereinafter, the authorization under article 4a is fully exhausted.

Hereinafter, the authorization under article 4g is fully exhausted.

Hereinafter, there are in total 6,135,802 outstanding warrants under articles 4a, 4g and 4h.

The warrants granted vest as follows:

DATE OF GRANT	VESTING
3. December 2012	1/48 per month from 3 December 2012 with respect to 665,188 warrants and by 1/48 per month from 1 October 2012 with respect to 25.416 warrants.
19. March 2013	The warrants vest by 1/48 per month from 19 March 2013.
27. June 2013	The warrants vest by 1/48 per month from 27 June 2013.
24. September 2013	The warrants vest by 1/48 per month from 24 September 2013.
5. December 2013	The warrants vest by 1/48 per month from 5 December 2013.
16. January 2014	The warrants vest by 1/48 per month from 16 January 2014.
6. March 2014	The warrants vest by 1/48 per month from 6 March 2014.
19. June 2014	The warrants vest by 1/48 per month from 19 June 2014.
18. December 2015	The warrants vest by 1/48 per month from 18 December 2015.
15. March 2016	The warrants vest by 1/48 per month from 15 March 2016.
10. May 2016	The warrants vest by 1/48 per month from 10 May 2016.
9. June 2016	The warrants vest by 1/48 per month from 9 June 2016.
12. July 2016	The warrants vest by 1/48 per month from 12 July 2016.
9. August 2016	The warrants vest by 1/48 per month from 9 August 2016.
8. November 2016	The warrants vest by 1/48 per month from 8 November 2016.
14. December 2016	90,000 warrants vest by 1/24 per month from 14 December 2016. 693,000 warrants vest by 1/48 per month from 14 December 2016.
10. January 2017	The warrants vest by 1/48 per month from 10 January 2017.
14. February 2017	The warrants vest by 1/48 per month from 14 February 2017.
14. March 2017	The warrants vest by 1/48 per month from 14 March 2017.
11. April 2017	The warrants vest by 1/48 per month from 11 April 2017.
9. May 2017	The warrants vest by 1/48 per month from 9 May 2017.
13. June 2017	The warrants vest by 1/48 per month from 13 June 2017.
11. July 2017	The warrants vest by 1/48 per month from 11 July 2017.
8. August 2017	The warrants vest by 1/48 per month from 8 August 2017.
12. September 2017	The warrants vest by 1/48 per month from 12 September 2017.
10. October 2017	The warrants vest by 1/48 per month from 10 October 2017.
14. November 2017	The warrants vest by 1/48 per month from 14 November 2017.

12. December 2017	90,000 warrants vest by 1/24 per month from 12 December 2017. 867,500 warrants vest by 1/48 per month from 12 December 2017.
9. January 2018	The warrants vest by 1/48 per month from 9 January 2018.
13. February 2018	The warrants vest by 1/48 per month from 13 February 2018.
13. March 2018	The warrants vest by 1/48 per month from 13 March 2018.
10. April 2018	The warrants vest by 1/48 per month from 10 April 2018.
8. May 2018	The warrants vest by 1/48 per month from 8 May 2018.
12. June 2018	The warrants vest by 1/48 per month from 12 June 2018.
10. July 2018	The warrants vest by 1/48 per month from 10 July 2018.
14. August 2018	The warrants vest by 1/48 per month from 14 August 2018.
11. September 2018	The warrants vest by 1/48 per month from 11 September 2018.
9. October 2018	The warrants vest by 1/48 per month from 9 October 2018.
13. November 2018	The warrants vest by 1/48 per month from 13 November 2018.
11. December 2018	52,000 warrants vest by 1/24 per month from 11 December 2018. 1,022,500 warrants vest by 1/48 per month from 11 December 2018.
8. January 2019	The warrants vest by 1/48 per month from 8 January 2019.
12. February 2019	The warrants vest by 1/48 per month from 12 February 2019.
9. April 2019	The warrants vest by 1/48 per month from 9 April 2019.
14. May 2019	The warrants vest by 1/48 per month from 14 May 2019.
11. June 2019	The warrants vest by 1/48 per month from 11 June 2019.
9. July 2019	The warrants vest by 1/48 per month from 9 July 2019.
13. August 2019	The warrants vest by 1/48 per month from 13 August 2019.
10. September 2019	The warrants vest by 1/48 per month from 10 September 2019.
8. October 2019	The warrants vest by 1/48 per month from 8 October 2019.
12. November 2019	The warrants vest by 1/48 per month from 12 November 2019.
10. December 2019	37,500 warrants vest by 1/24 per month from 10 December 2019. 821,100 warrants vest by 1/48 per month from 10 December 2019.
14. January 2020	The warrants vest by 1/48 per month from 14 January 2020.
11. February 2020	The warrants vest by 1/48 per month from 11 February 2020.
10. March 2020	The warrants vest by 1/48 per month from 10 March 2020.
12. May 2020	The warrants vest by 1/48 per month from 12 May 2020.

9. June 2020	The warrants vest by 1/48 per month from 9 June 2020.
14. July 2020	The warrants vest by 1/48 per month from 14 July 2020.
11. August 2020	The warrants vest by 1/48 per month from 11 August 2020.
8. September 2020	The warrants vest by 1/48 per month from 8 September 2020.
13. October 2020	The warrants vest by 1/48 per month from 13 October 2020.
10. November 2020	The warrants vest by 1/48 per month from 10 November 2020.
8. December 2020	The warrants vest by 1/48 per month from 8 December 2020.
10. December 2020	32,100 warrants vest by 1/24 per month from 10 December 2020. 833,231 warrants vest by 1/48 per month from 10 December 2020.
12. January 2021	The warrants vest by 1/48 per month from 12 January 2020.
9. February 2021	The warrants vest by 1/48 per month from 9 February 2021.
9. March 2021	The warrants vest by 1/48 per month from 9 March 2021.
13. April 2021	The warrants vest by 1/48 per month from 13 April 2021.
11. May 2021	The warrants vest by 1/48 per month from 11 May 2021.